                                   EXHIBIT 99

                            (MEDIA INFORMATION LOGO)
         MERCHANTS GROUP, INC., 250 MAIN STREET, BUFFALO, NEW YORK 14202


FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101

                       ** MERCHANTS GROUP REPORTS EARNINGS
                       FOR THE QUARTER ENDED JUNE 30, 2004
                       AND DECLARES QUARTERLY DIVIDEND **

      BUFFALO, N.Y., July 29, 2004 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter and six months ended June 30, 2004 and declared a quarterly dividend.

      For the second quarter of 2004 the Company reported net income of $1,550,000 ($.73 per diluted share) compared to $2,523,000 ($1.20 per diluted share) for the second quarter of 2003. For the six months ended June 30, 2004 the Company earned $1.11 per diluted share on net income of $2,361,000 compared to $1.30 per diluted share on net income of $2,739,000 for the same period in 2003. The second quarter and the six months of 2003 included a significant realized gain from the sale of an investment security and the impact of a change in New York State law with respect to the taxation of property and casualty insurance companies.

      Net income for the quarter ended June 30, 2004 included $93,000 of net realized investment gains which added $.03 to fully diluted earnings per share, compared to $2,050,000 of net realized investment gains for the quarter ended June 30, 2003, which added $.64 to fully diluted earnings per share. Net income for the six months ended June 30, 2004 and 2003 included

                                   -- MORE --

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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance
Company of New Hampshire, Inc., provides property and casualty insurance to businesses and individuals throughout the northeastern and mid-atlantic United States.
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
net realized investment gains of $470,000 and $2,166,000, respectively, which added $.15 and $.68, respectively, to earnings per share. The decrease in realized investment gains from 2003 to 2004 offset significantly improved underwriting results resulting from the Company's strategy to emphasize commercial lines business and to cease writing new private passenger automobile business in certain jurisdictions. The better underwriting results were primarily responsible for the improvements in the Company's GAAP combined ratio for the second quarter from 109.5 in 2003 to 101.4 in 2004, and for the first six months from 111.5 in 2003 to 105.9 in 2004.

      The financial statements and results reflect the effects of a Services Agreement and a Reinsurance Pooling Agreement between the Company and its wholly-owned insurance subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), which became effective January 1, 2003. Under the Services Agreement, Mutual provides underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date. MNH's share of combined Mutual and MNH premiums earned and losses and loss adjustment expenses (LAE) for 2004 in accordance with the Reinsurance Pooling Agreement is 35%. MNH's pooling percentage for 2003 was 40%. This earnings release provides a comparison of combined Mutual and MNH direct premiums written for 2004 to the combined direct premiums written of Mutual and MNH for the same period in 2003.

                           Second Quarter Comparisons

      Revenues for the Company for the second quarter of 2004 were $16,519,000, a 20% decrease from $20,572,000 recorded in the same period in 2003. Net premiums earned decreased $1,851,000 (11%) to $14,364,000, from $16,215,000 in
2003. Net premiums earned reflect the Company's lower share (35% for 2004 versus 40% for 2003) of pooled net premiums earned. Net investment income decreased 10% to $1,965,000 in 2004 from $2,183,000 in 2003, primarily due to the lower interest rate environment. Net realized investment gains were $93,000 compared to $2,050,000 in 2003.

                                   -- MORE --

      The group-wide or combined direct premiums written in accordance with the Reinsurance Pooling Agreement for the second quarter of 2004 were $52,265,000, an increase of $6,620,000, or 15%, from $45,645,000 in 2003. Group-wide total direct premiums written excluding the Umbrella Program (discussed below) increased 3% compared to the year earlier period. The Company's pro forma share of combined direct premiums written in 2004 and 2003, in accordance with the Reinsurance Pooling Agreement was $18,292,000 and $18,258,000, respectively. These amounts reflect the Company's pooled share (35% for 2004 versus 40% for 2003) of combined direct premiums written in accordance with the agreement. The table below shows a comparison of direct premiums written by major category in 2004 and 2003.

                                      Group-wide DWP                            MNH Pooled Share
                                      --------------                            ----------------
                                    Three months ended                         Three months ended
                                         June 30,                                  June 30,
                                         --------                                  --------
                                    2004          2003        Variance         2004        2003        Variance
                                    ----          ----        --------         ----        ----        --------
                                      (000's omitted)                            (000's omitted)
Pooling Percentage                      35%           40%
Voluntary Personal Lines          $ 13,372      $ 16,240           (18%)     $  4,680     $  6,496          (28%)
Voluntary Commercial Lines          32,607        27,954            17%         11412       11,182            2%
Umbrella Program                     5,339             0            NA          1,869            0           NA
Involuntary                            947         1,451           (35%)          331          580          (43%)
                                  --------      --------                     --------     --------
Total Direct Written Premiums     $ 52,265      $ 45,645            15%      $ 18,292     $ 18,258           --
                                  ========      ========                     ========     ========

      The 18% (or $2,868,000) decrease in group-wide voluntary personal lines direct premiums written primarily resulted from a 23% (or $2,716,000) decrease in private passenger automobile (PPA) direct premiums written. This decrease in PPA direct premiums written is the result of the companies' decision, implemented in 2002, not to write new policies in certain jurisdictions, and of the approval of the companies' withdrawal from the New Jersey PPA market by the New Jersey Department of Banking and Insurance, which was effective in June 2003 and provided for the non-renewal of policies beginning in June 2004.

      Group-wide voluntary commercial lines direct premiums written increased $4,653,000, or 17%, to $32,607,000 for the three months ended June 30, 2004 from $27,954,000 for the three months ended June 30, 2003. This increase resulted from period to period increases in every group-wide commercial line of business. The average premium per group-wide voluntary commercial lines policy increased 9% compared to the year earlier period. Total voluntary commercial lines policies in force at June 30, 2004 increased 1% from June 30, 2003.

                                   -- MORE --

      A monoline commercial umbrella program introduced by Mutual in the fourth quarter of 2003 (the Umbrella Program) resulted in $5,339,000 in direct premiums written in the second quarter of 2004. The Umbrella Program is marketed exclusively through one independent agent and approximately 95% of the premiums and losses related to these policies are reinsured with an "A+" rated national reinsurer through a quota share reinsurance treaty. There were no similar direct premiums written in the three months ended June 30, 2003.

      The 35% decrease in group-wide involuntary written premiums, which consist primarily of involuntary PPA insurance, resulted primarily from a decrease in group-wide assignments from the New York Automobile Insurance Plan (NYAIP). The NYAIP provides coverage for individuals who are unable to obtain auto insurance in the voluntary market, and assignments from the NYAIP vary depending upon a company's PPA market share and the size of the NYAIP. In addition, beginning in February 2003 the Company purchased territorial credits to reduce assignments of NYAIP, the costs of which are amortized over the estimated term of the premiums eliminated.

      Net losses and LAE decreased $3,199,000, or 26%, to $9,152,000 in 2004 from $12,351,000 in 2003. The loss and LAE ratio decreased 12.5 percentage points from 76.2% in 2003 to 63.7% in 2004. The decrease in the loss and LAE ratio is due to improvement in claims experience for the 2004 accident year compared to the 2003 accident year. The development in each quarter of losses related to prior accident years had only a minor impact on the loss and LAE ratio for each quarter.

      Total amortization of deferred policy acquisition costs and other underwriting expenses were $5,409,000 for the second quarter of 2004, substantially unchanged from $5,412,000 for the second quarter of 2003. A $486,000, or 12%, decrease in the amortization of deferred acquisition costs was offset by a $483,000, or 41%, increase in other underwriting expenses. Other underwriting expenses for the second quarter of 2004 include a charge for $405,000 (2.8 percentage points of the expense ratio) of retrospective commission related to the Reinsurance Pooling Agreement. The commissions are owed to Mutual based on a decrease during the second

                                   -- MORE --
quarter of 2004 in the estimated cumulative loss and LAE ratio on the "pooled" business since the inception of the Reinsurance Pooling Agreement. The Company recorded $165,000 of retrospective commission income related to the Reinsurance Pooling Agreement in the second quarter of 2003. During the second quarter of 2004 the Company recorded as other underwriting expenses $112,000 of amortization of NYAIP territorial credits (described above), compared to $41,000 in the second quarter of 2003. The GAAP combined ratio for the second quarter of 2004 decreased to 101.4 from 109.5 for the same period in 2003.

      The provision for income taxes for the quarter ended June 30, 2003 included the effect of a May 2003 change in New York State law governing the taxation of property and casualty insurance companies. As a result of this change the Company recorded a one-time benefit, net of federal income taxes, to its income tax provision of $505,000 ($.24 per diluted share) during the three months ended June 30, 2003. This one time benefit reduced the Company's effective income tax rate for the second quarter of 2003 by 18 percentage points.

SIX MONTH PERIOD COMPARISONS:

      Revenues for the six month period ended June 30, 2004 were $33,185,000, a 15% decrease from 2003. Net premiums earned were $28,433,000, a decrease of $3,923,000 or 12% from the year earlier period. Net investment income decreased $495,000, or 11%, to $4,019,000 primarily due to the lower interest rate environment. Net realized investment gains decreased 78% to $470,000 from $2,166,000 in 2003.

      Net losses and LAE decreased $6,027,000 (24%) to $19,241,000 for the first six months of 2004 from $25,268,000 in 2003. The loss and LAE ratio decreased to 67.7% in 2004, compared to 78.1% in 2003. Substantially all of the decrease relates to an improvement in the loss and LAE ratio for the 2004 accident year (losses occurring in the first half of 2004) compared to the 2003 accident year (losses occurring in the first half of 2003).

                                   -- MORE --

      Total amortization of deferred policy acquisition costs and other underwriting expenses were $10,856,000 for the six months ended June 30, 2004, an increase of less than 1% from $10,795,000 for the six months ended June 30, 2003. Other underwriting expenses include $749,000 of retrospective reinsurance commission expense pursuant to the Reinsurance Pooling Agreement reflecting the improvement in the cumulative loss and LAE ratio for the pooled business. The Company recorded $165,000 of retrospective commission income pertaining to the Reinsurance Pooling Agreement in the six months ended June 30, 2003. The GAAP combined ratio for the six months ended June 30, 2004 decreased to 105.9 from
111.5 in the same period in 2003. A 10.4 percentage point decrease in the loss and LAE ratio was partly offset by a 4.8 percentage point increase in the expense ratio. The retrospective reinsurance commission to be paid to Mutual pursuant to the Reinsurance Pooling Agreement increased the GAAP expense ratio by 2.6 percentage points.

      The change in the New York law in 2003 relating to the taxation of property and casualty insurance companies discussed previously in this document also reduced the year-to-date 2003 income taxes by $505,000 ($.24 per diluted share).

OTHER INFORMATION:

      Book value per common share at June 30, 2004 decreased to $32.77 from $33.30 at December 31, 2003. The Company's net income for the six months ended June 30, 2004 was offset by unrealized investment losses and the quarterly shareholder dividend.

      The Company approved the declaration of the regular quarterly cash dividend on its common stock of $.10 per share payable September 3, 2004 to shareholders of record as of the close of business on August 18, 2004.

                                   -- MORE --

      Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.

                         *   *   *   *   *   *   *   *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

      Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions. Words such as "believes," "forecasts," "intends," "possible," "expects," "anticipates," "estimates," or "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company's dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company's dependence on investment income; the geographic concentration of the Company's business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company's loss reserves; the Company's dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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                              Merchants Group, Inc.
                      Consolidated Statement of Operations
                     (in thousands except per share amounts)

                                         Three months ended                        Six months ended
                                              June 30,                                 June 30,
                                              --------                                 --------
                                          2004         2003       % change        2004         2003       % change
                                          ----         ----       --------        ----         ----       --------
                                             (unaudited)
Revenues:
Net premiums earned                     $ 14,364     $ 16,215        (11.4)     $ 28,433     $ 32,356        (12.1)
Net investment income                      1,965        2,183        (10.0)        4,019        4,514        (11.0)
Net realized investment gains                 93        2,050        (95.5)          470        2,166        (78.3)
Other revenues                                97          124        (21.8)          263          157         67.5
                                        --------     --------                   --------     --------     --------
Total revenues                            16,519       20,572        (19.7)       33,185       39,193        (15.3)
                                        --------     --------                   --------     --------     --------
Expenses:
Net losses and loss adjustment
   expenses                                9,152       12,351        (25.9)       19,241       25,268        (23.9)
Amortization of deferred
   policy acquisition costs                3,739        4,225        (11.5)        7,397        8,431        (12.3)
Other underwriting expenses                1,670        1,187         40.7         3,459        2,364         46.3
                                        --------     --------                   --------     --------
Total expenses                            14,561       17,763        (18.0)       30,097       36,063        (16.5)
                                        --------     --------                   --------     --------
Income before income taxes                 1,958        2,809        (30.3)        3,088        3,130         (1.3)
Provision for income taxes                   408          286         42.7           727          391         85.9
                                        --------     --------                   --------     --------
Net income                              $  1,550     $  2,523        (38.6)     $  2,361     $  2,739        (13.8)
                                        ========     ========                   ========     ========
Earnings per share:
   Basic                                $    .73     $   1.20        (39.2)     $   1.12     $   1.30        (13.8)
                                        ========     ========                   ========     ========
   Diluted                              $    .73     $   1.20        (39.2)     $   1.11     $   1.30        (14.6)
                                        ========     ========                   ========     ========
Weighted average shares outstanding
   Basic                                   2,114        2,110                      2,113        2,110
   Diluted                                 2,119        2,110                      2,118        2,111

GAAP Combined Ratio                        101.4        109.5                      105.9        111.5
Statutory Combined Ratio                    99.6        107.7                      106.6        111.1

                                  --- MORE ---
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                              Merchants Group, Inc.
                      Consolidated Condensed Balance Sheet
                                 (in thousands)

                                                        June 30,       December 31,
                                                          2004             2003
                                                          ----             ----
Assets                                                 (unaudited)
Investments                                           $    198,707     $    202,887
Premiums receivable                                         16,288           16,677
Deferred policy acquisition costs                            7,650            8,623
Reinsurance recoverable on paid and
    unpaid losses                                           19,085           22,715
Deferred federal income tax benefit                          5,791            4,497
Other assets                                                16,315           16,867
                                                      ------------     ------------
       Total assets                                   $    263,836     $    272,266
                                                      ============     ============

Liabilities and Stockholders' Equity

Liabilities:
  Reserve for losses and loss
    adjustment expenses                               $    136,177     $    146,474
  Unearned premiums                                         34,106           36,176
  Other liabilities                                         24,265           19,357
                                                      ------------     ------------
       Total liabilities                                   194,548          202,007
                                                      ------------     ------------

Stockholders' equity:                                       69,288           70,259
                                                      ------------     ------------
       Total liabilities and stockholders' equity     $    263,836     $    272,266
                                                      ============     ============


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